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                                                                    Exhibit 2(g)


                            ASSET EXCHANGE AGREEMENT


         THIS ASSET EXCHANGE AGREEMENT (this "Agreement") is made as of March 12, 2000 among the company or companies designated as Clear Channel on the signature page hereto (collectively, "Clear Channel") and the company or companies designated as Exchange Party on the signature page hereto (collectively, "Exchange Party").

                                    Recitals

         A. Clear Channel owns and operates the following radio broadcast stations (collectively, the "Clear Channel Stations") pursuant to certain authorizations issued by the Federal Communications Commission (the "FCC"):

         WABT-FM, WGNA-AM, WGNA-FM, WQBJ-FM, WQBK-FM and WTMM-AM licensed to Albany, New York; and

         WGRD-FM, WLHT-FM and WTRV-FM licensed to Grand Rapids, Michigan.

         B. Exchange Party owns and operates the following radio broadcast stations (collectively, the "Exchange Party Stations") pursuant to certain authorizations issued by the FCC:

         WYHT-FM, WSWR-FM and WMAN-AM, licensed to Mansfield/Shelby, Ohio; and

         KTPI-FM and KAVC-AM licensed to Mojave and Tehachapi (i.e.: Palmdale), California; and

         KATJ-FM, KZXY-FM, KIXA-FM, KROY-AM and KIXW-AM licensed to Victorville, California; and

         KOSS-FM, licensed to Lancaster, California.

         C. Subject to the terms and conditions set forth herein, the parties desire to exchange the Clear Channel Station Assets (defined below) and the Exchange Party Station Assets (defined below). The parties intend the transaction contemplated by this Agreement to be a like-kind exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code").

         D. Clear Channel Communications, Inc. and AMFM Inc. (Clear Channel's parent) and CCU Merger Sub, Inc. are parties to an Agreement and Plan of Merger dated October 2, 1999 (the "AMFM Agreement").



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                                    Agreement

         NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:


ARTICLE 1: EXCHANGE OF ASSETS

         1.1. Clear Channel Station Assets. On the terms and subject to the conditions hereof, on the Closing Date (defined below), Clear Channel shall assign, transfer, convey and deliver to Exchange Party, and Exchange Party shall acquire from Clear Channel, all of the right, title and interest of Clear Channel in and to all of the assets, properties, interests and rights of Clear Channel of whatsoever kind and nature, real and personal, tangible and intangible, which are used in the operation of the Clear Channel Stations and described in this Section 1.1, but excluding the Clear Channel Excluded Assets as hereafter defined (the "Clear Channel Station Assets"):

                  (1)1 all licenses, permits and other authorizations which are issued to Clear Channel by the FCC with respect to the Clear Channel Stations (the "Clear Channel FCC Licenses") and described on Schedule 1.1(a), including any renewals or modifications thereof between the date hereof and Closing;

                  (1)2 all equipment, electrical devices, towers, antennae, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and other tangible personal property of every kind and description which are used in the operation of the Clear Channel Stations including but not limited to those listed on Schedule 1.1(b), except any retirements or dispositions thereof made between the date hereof and Closing in the ordinary course of business and consistent with past practices of Clear Channel (the "Clear Channel Tangible Personal Property");

                  (1)3 all Clear Channel Time Sales Agreements and Clear Channel Trade Agreements (both defined in Section 2.3), Clear Channel Real Property Leases (defined in Section 6.7), and other contracts, agreements, and leases which are used in the operation of the Clear Channel Stations and listed on
Schedule 1.1(c), together with all contracts, agreements, and leases made between the date hereof and Closing in the ordinary course of business that are used in the operation of the Clear Channel Stations (the "Clear Channel Station Contracts");

                  (1)4 all of Clear Channel's rights in and to the Clear Channel Stations' call letters and Clear Channel's rights in and to the trademarks, trade names, service marks, franchises, copyrights, computer software, programs and programming material, jingles, slogans, logos, and other intangible property which are used in the operation of the Clear Channel Stations and listed on
Schedule 1.1(d) (the "Clear Channel Intangible Property");


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                  (1)5 Clear Channel's rights in and to all the files,
documents, records, and books of account (or copies thereof) relating to the operation of the Clear Channel Stations, including the Clear Channel Stations' local public files, programming information and studies, blueprints, technical information and engineering data, advertising studies, marketing and demographic data, sales correspondence, lists of advertisers, credit and sales reports, and logs, but excluding records relating to the Clear Channel Excluded Assets (defined below); and

                  (1)6 any real property which is used in the operation of the Clear Channel Stations (including any of Clear Channel's appurtenant easements and improvements located thereon) and described on Schedule 1.1(f) (the "Clear Channel Real Property").

         The Clear Channel Station Assets shall be transferred to Exchange Party free and clear of all liens, claims and encumbrances ("Liens") except for (i) Exchange Party Assumed Obligations (defined below), (ii) liens for taxes not yet due and payable and for which Exchange Party receives a credit pursuant to
Section 3.3, (iii) such liens (not related to Clear Channel indebtedness), easements, rights of way, building and use restrictions, exceptions, reservations and limitations common for properties of such nature that do not, and are unlikely to, in any material respect detract from the value of the property subject thereto or impair the use thereof in the ordinary course of the business of the Clear Channel Stations, and (iv) any items listed on Schedule 1.1(b) (collectively, "Clear Channel Permitted Liens").

         1.2. Clear Channel Excluded Assets. Notwithstanding anything to the contrary contained herein, the Clear Channel Station Assets shall not include the following assets along with all rights, title and interest therein (the "Clear Channel Excluded Assets"):

                  (2)1 all cash and cash equivalents of Clear Channel, including without limitation certificates of deposit, commercial paper, treasury bills, marketable securities, asset or money market accounts and all such similar accounts or investments;

                  (2)2 all accounts receivable or notes receivable arising in the operation of the Clear Channel Stations prior to Closing;

                  (2)3 all tangible and intangible personal property of Clear Channel disposed of or consumed in the ordinary course of business of Clear Channel between the date of this Agreement and Closing;

                  (2)4 all Clear Channel Station Contracts that terminate or expire prior to Closing in the ordinary course of business of Clear Channel;



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                  (2)5 Clear Channel's name, corporate minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Clear Channel, duplicate copies of the records of the Clear Channel Stations, and all records not relating exclusively to the operation of the Clear Channel Stations;

                  (2)6 contracts of insurance, and all insurance proceeds or claims made thereunder;

                  (2)7 all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Clear Channel;

                  (2)8 all assets of Clear Channel of the nature described in
Section 1.1 above which are used exclusively in the operation of radio station WNWZ-AM ("Retained Michigan Station");

                  (2)9 all assets of Clear Channel of the nature described in
Section 1.1 above which are used primarily in the operation of radio station WXCR-FM ("Retained Albany Station").

                  (2)10 all rights, properties and assets described on Schedule 1.2(h) which schedule shall include any Clear Channel FM tower and FM tower site not used exclusively by any of the Clear Channel Stations, and all rights, properties and assets not specifically described in Section 1.1.

         1.3. Exchange Party Station Assets. On the terms and subject to the conditions hereof, on the Closing Date (defined below), Exchange Party shall assign, transfer, convey and deliver to Clear Channel, and Clear Channel shall acquire from Exchange Party, all of the right, title and interest of Exchange Party in and to all of the assets, properties, interests and rights of Exchange Party of whatsoever kind and nature, real and personal, tangible and intangible, which are used in the operation of the Exchange Party Stations and described in this Section 1.3, but excluding the Exchange Party Excluded Assets as hereafter defined (the "Exchange Party Station Assets") (the parties acknowledge that the schedules referred to in this Section and Section 1.4 ("Exchange Party Schedules") are not attached to this Agreement. Exchange Party agrees to deliver to Clear Channel all of the Exchange Party Schedules within ten (10) days of the execution of this Agreement in form comparable to the schedules provided by Clear Channel and attached to this Agreement and reasonably acceptable to Clear Channel):

                  (3)1 all licenses, permits and other authorizations which are issued to Exchange Party by the FCC with respect to the Exchange Party Stations (the "Exchange Party FCC Licenses") including but not limited to those described on Schedule 1.3(a), including any renewals or modifications thereof between the date hereof and Closing;



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                  (3)2 all equipment, electrical devices, towers, antennae,
cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and other tangible personal property of every kind and description which are used in the operation of the Exchange Party Stations including but not limited to those listed on Schedule 1.3(b), except any retirements or dispositions thereof made between the date hereof and Closing in the ordinary course of business and consistent with past practices of Exchange Party (the "Exchange Party Tangible Personal Property");

                  (3)3 all Exchange Party Time Sales Agreements and Exchange Party Trade Agreements (both defined in Section 2.1), Exchange Party Real Property Leases (defined in Section 7.7), and other contracts, agreements, and leases which are used in the operation of the Exchange Party Stations and listed on Schedule 1.3(c), together with all contracts, agreements, and leases made between the date hereof and Closing in the ordinary course of business that are used in the operation of the Exchange Party Stations (the "Exchange Party Station Contracts");

                  (3)4 all of Exchange Party's rights in and to the Exchange Party Stations' call letters and Exchange Party's rights in and to the trademarks, trade names, service marks, franchises, copyrights, computer software, programs and programming material, jingles, slogans, logos, and other intangible property which are used in the operation of the Exchange Party Stations including but not limited to those listed on Schedule 1.3(d) (the "Exchange Party Intangible Property");

                  (3)5 Exchange Party's rights in and to all the files, documents, records, and books of account (or copies thereof) relating to the operation of the Exchange Party Stations, including but not limited to the Exchange Party Stations' local public files, programming information and studies, blueprints, technical information and engineering data, advertising studies, marketing and demographic data, sales correspondence, lists of advertisers, credit and sales reports, and logs, but excluding records relating to the Exchange Party Excluded Assets (defined below); and

                  (3)6 any real property which is used in the operation of the Exchange Party Stations (including any of Exchange Party's appurtenant easements and improvements located thereon) including but not limited to those described on Schedule 1.3(f) (the "Exchange Party Real Property").

         The Exchange Party Station Assets shall be transferred to Clear Channel free and clear of all Liens except for (i) Clear Channel Assumed Obligations (defined below), (ii) liens for taxes not yet due and payable and for which Clear Channel receives a credit pursuant to Section 3.3,



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(iii) such liens (not related to Exchange Party indebtedness), easements, rights of way, building and use restrictions, exceptions, reservations and limitations common for properties of such nature that do not, and are unlikely to, in any material respect detract from the value of the property subject thereto or impair the use thereof in the ordinary course of the business of the Exchange Party Stations, and (iv) any items listed on Schedule 1.3(b) (collectively, "Exchange Party Permitted Liens").

         1.4. Exchange Party Excluded Assets Notwithstanding anything to the contrary contained herein, the Exchange Party Station Assets shall not include the following assets along with all rights, title and interest therein (the "Exchange Party Excluded Assets"):

                  (4)1 all cash and cash equivalents of Exchange Party, including without limitation certificates of deposit, commercial paper, treasury bills, marketable securities, asset or money market accounts and all such similar accounts or investments;

                  (4)2 all accounts receivable or notes receivable arising in the operation of the Exchange Party Stations prior to Closing;

                  (4)3 all tangible and intangible personal property of Exchange Party disposed of or consumed in the ordinary course of business of Exchange Party between the date of this Agreement and Closing;

                  (4)4 all Exchange Party Station Contracts that terminate or expire prior to Closing in the ordinary course of business of Exchange Party;

                  (4)5 Exchange Party's name, corporate minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Exchange Party, duplicate copies of the records of the Exchange Party Stations, and all records not relating exclusively to the operation of the Exchange Party Stations;

                  (4)6 contracts of insurance, and all insurance proceeds or claims made thereunder;

                  (4)7 all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Exchange Party; and

                  (4)8 any rights, properties or assets described on Schedule 1.4(h), and all rights, properties and assets not specifically described in
Section 1.3.

         1.5. Shared Assets. The parties acknowledge and agree that a portion of the Clear Channel Assets with respect to the stations licensed to Albany, New York and Grand Rapids,



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Michigan are shared with the Retained Albany Station and Retained Michigan, respectively ("Shared Assets"). Clear Channel and Exchange Party shall review the equipment list for all of these stations and agree in good faith to make an equitable division of the Shared Assets in each asset category between the parties. Provided however, that this division shall be made such that the value of the Shared Assets that each party receives shall be equal.



ARTICLE 2: ASSUMPTION OF OBLIGATIONS

         2.1. Clear Channel Assumed Obligations. On the Closing Date, Clear Channel shall assume the obligations of Exchange Party (the "Clear Channel Assumed Obligations") arising after Closing under the Exchange Party Station Contracts which have been referenced in writing to or delivered to Clear Channel or were entered into in the ordinary course of business and which (i) do not have a term of more than one (1) year, (ii) represent an obligation to the Exchange Party of not more than fifty thousand dollars ($50,000.00), and (iii) can be terminated by Exchange Party with no more than ninety (90) days notice, including without limitation all agreements for the sale of advertising time on the Exchange Party Stations for cash in the ordinary course of business ("Exchange Party Time Sales Agreements") and all agreements for the sale of advertising time on the Exchange Party Stations for non-cash consideration ("Exchange Party Trade Agreements").

         2.2. Exchange Party Retained Obligations. Clear Channel does not assume or agree to discharge or perform and will not be deemed by reason of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of the consummation of the transactions contemplated hereby, to have assumed or to have agreed to discharge or perform, any liabilities, obligations or commitments of Exchange Party of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Clear Channel, other than the Clear Channel Assumed Obligations (the "Exchange Party Retained Obligations").

         2.3. Exchange Party Assumed Obligations. On the Closing Date, Exchange Party shall assume the obligations of Clear Channel (the "Exchange Party Assumed Obligations") arising after Closing under the Clear Channel Station Contracts, including without limitation all agreements for the sale of advertising time on the Clear Channel Stations for cash in the ordinary course of business ("Clear Channel Time Sales Agreements") and all agreements for the sale of advertising time on the Clear Channel Stations for non-cash consideration ("Clear Channel Trade Agreements").



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         2.4. Clear Channel Retained Obligations. Exchange Party does not assume or agree to discharge or perform and will not be deemed by reason of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of the consummation of the transactions contemplated hereby, to have assumed or to have agreed to discharge or perform, any liabilities, obligations or commitments of Clear Channel of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Exchange
Party, other than the Exchange Party Assumed Obligations (the "Clear Channel Retained Obligations").

ARTICLE 3: CASH PAYMENT

         3.1. Cash Payment. Exchange Party shall at Closing (defined below) deliver to Clear Channel by wire transfer of immediately available funds $67,000,000, subject to adjustment pursuant to Sections 3.3 (the "Cash Payment").

         3.2. Deposit. On the date of this Agreement, Exchange Party shall deposit $5,000,000 (the "Deposit") with NationsBank/Bank of America (the "Escrow Agent") pursuant to the Escrow Agreement (the "Escrow Agreement") of even date herewith among Clear Channel, Exchange Party and the Escrow Agent. At Closing, the Deposit shall be applied to the Cash Payment and any interest accrued on the Deposit thereon shall be disbursed to Exchange Party. If this Agreement is terminated by Clear Channel pursuant to Section 16.1(b) and Clear Channel is entitled to liquidated damages pursuant to Section 16.3, the Exchange Deposit and any interest accrued thereon shall be disbursed to Clear Channel as partial payment of liquidated damages pursuant to Section 16.3. If this Agreement is terminated for any other reason, the Deposit and any interest accrued thereon shall be disbursed to Exchange Party.

         3.3. Prorations and Adjustments. Except as otherwise provided herein, all deposits, reserves and prepaid and deferred income and expenses arising from the conduct of the business and operations of the Clear Channel Stations and Exchange Party Stations shall be prorated in accordance with generally accepted accounting principles as of 11:59 p.m. on the date immediately preceding the Closing Date. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes (but excluding transfer taxes which shall be paid as set forth in Section 13.1), business and license fees, music and other license fees (including any retroactive adjustments thereof), utility expenses, amounts due or to become due under contracts, rents, lease payments and similar prepaid and deferred items. Real estate taxes shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment, if any, as soon as the new tax rate and valuation can be ascertained. Except as otherwise provided herein, the prorations and adjustments contemplated by this
Section 3.3, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within ninety (90) calendar days of the Closing Date. In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided herein and such disputes shall be determined by an independent certified public accountant mutually



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acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Clear Channel and one-half by Exchange Party.

         3.4. Allocation.

                  (4)1 Subject to Section 3.1, the values of the assets comprising the Clear Channel Station Assets and the Exchange Party Station Assets shall be determined by an appraisal (the "Appraisal") prepared by Bond & Pecaro (whose fees shall be paid one-half by Clear Channel and one-half by Exchange Party). Prior to Closing, Clear Channel shall prepare and provide to Exchange Party schedules which, for each party to this Agreement, show the respective Clear Channel Station Assets and Exchange Party Station Assets to be conveyed and acquired and Cash Payment to be made and received at Closing under this Agreement.

                  (4)2 Before or after Closing, Clear Channel shall prepare schedules (the "Exchange Group Schedules") which (i) divide the Exchange Party Station Assets and the Clear Channel Station Assets into both "exchange groups" (in accordance with the like-kind exchange rules covering exchanges of multiple properties under Treas. Reg. section 1.1031(j)-1) and residual groups and (ii) set forth the total value of the assets making up each such exchange group and residual group (based upon the Appraisal). For tax purposes, the parties shall report the exchange of assets under this Agreement consistently with the Exchange Group Schedules and the Appraisal, including without limitation filing when due IRS Form 8594 and (if applicable) IRS Form 8824 on the basis of the Exchange Group Schedules and the Appraisal.

ARTICLE 4: CLOSING

         4.1. Closing. The consummation of the exchange of assets under this Agreement (the "Closing") shall occur on a date (the "Closing Date") and at a time and place designated solely by Clear Channel after FCC Consent (defined below) (which date may be before, but shall be not later than, five business days after the Closing under the AMFM Agreement), subject to satisfaction or waiver of the conditions to Closing contained herein (other than those to be satisfied at Closing). Clear Channel shall provide Exchange Party with notice of the Closing Date at least three (3) business days prior to the Closing, however, Clear Channel reserves the right to extend the Closing Date without penalty, provided, however, the Closing Date shall not be extended beyond a date which is ninety (90) days after the satisfaction or waiver of all of the conditions to Closing contained herein, including without limitation that the closing under the AMFM Agreement shall have been consummated (other than those to be satisfied at Closing). If requested by Clear Channel, prior to Closing the parties shall hold a pre-closing conference at a time and place designated by Clear Channel, at which the parties shall provide (for review only) all documents to be delivered at Closing under this Agreement, each duly executed but undated,



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and otherwise confirm their ability to timely consummate the Closing. If Closing occurs prior to the FCC Consent becoming a final order (i.e., no longer subject to appeal), and prior to such finality the FCC Consent is reversed or otherwise set aside pursuant to a final order of the FCC (or court of competent jurisdiction), then the parties shall comply with such order in a manner that otherwise complies with applicable law and returns the parties to the status quo ante in all material respects (it being understood that in such event Exchange Party may designate one or more third parties as the transferees of the Clear Channel Stations).


ARTICLE 5: GOVERNMENTAL CONSENTS

         Closing is subject to and conditioned upon (i) prior FCC consent (the "FCC Consent") to the assignment of the Clear Channel FCC Licenses to Exchange Party and the Exchange Party FCC Licenses to Clear Channel, (ii) United States Department of Justice ("DOJ") prior approval (the "DOJ Consent") of the transactions contemplated hereby, including without limitation any such approval as may be necessary to enable Clear Channel to consummate the merger under the AMFM Agreement, and (iii) expiration or termination of any applicable waiting period ("HSR Clearance") under the HSR Act (defined below).

         5.1. FCC. On a date designated by Clear Channel, Clear Channel and Exchange Party shall file applications with the FCC (the "FCC Application") requesting the FCC Consent. Clear Channel and Exchange Party shall diligently prosecute the FCC Application and otherwise use their best efforts to obtain the FCC Consent as soon as possible. If the FCC Consent imposes upon Exchange Party any condition (including without limitation in any divestiture condition), Exchange Party shall timely comply therewith. If the FCC Consent imposes upon Clear Channel any condition that Clear Channel can satisfy by the payment of $100,000.00 or less, Clear Channel shall comply therewith, but only if such condition can be satisfied by the payment by Clear Channel of $100,000 or less.

         5.2. HSR. If not previously filed, then within five (5) business days after the execution of this Agreement, Clear Channel and Exchange Party shall make any required filings with the Federal Trade Commission and the DOJ pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the transactions contemplated hereby (including a request for early termination of the waiting period thereunder), and shall thereafter promptly respond to all requests received from such agencies for additional information or documentation.

         5.3. General. Clear Channel and Exchange Party shall notify each other of all documents filed with or received from any governmental agency with respect to this Agreement or the transactions contemplated hereby. Clear Channel and Exchange Party shall furnish each other with such information and assistance as the other may reasonably request in connection with their preparation of any governmental filing hereunder. If Exchange Party becomes aware of any fact relating to it which would prevent or delay the FCC Consent, the DOJ Consent or HSR Clearance, Exchange Party shall promptly notify Clear Channel thereof and take such steps



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as necessary to remove such impediment, including but not limited to divesting any stations and terminating any agreements to acquire or program or market any stations.

ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF CLEAR CHANNEL

         Clear Channel makes the following representations and warranties to Exchange Party:

         6.1. Organization. Clear Channel is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which the Clear Channel Station Assets and the Exchange Party Station Assets are located. Clear Channel has the requisite power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Clear Channel pursuant hereto (collectively, the "Clear Channel Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

         6.2. Authorization. The execution, delivery and performance of this Agreement and the Clear Channel Ancillary Agreements by Clear Channel have been duly authorized and approved by all necessary action of Clear Channel and do not require any further authorization or consent of Clear Channel. This Agreement is, and each Clear Channel Ancillary Agreement when executed and delivered by Clear Channel and the other parties thereto will be, a legal, valid and binding agreement of Clear Channel enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.3. No Conflicts. Neither the execution and delivery by Clear Channel of this Agreement and the Clear Channel Ancillary Agreements or the consummation by Clear Channel of any of the transactions contemplated hereby or thereby nor compliance by Clear Channel with or fulfillment by Clear Channel of the terms, conditions and provisions hereof or thereof will: (i) conflict with any organizational documents of Clear Channel or any law, judgment, order, or decree to which Clear Channel is subject or, except as set forth on Schedule 1.1(c), any Clear Channel Station Contract; or (ii) require the approval, consent, authorization or act of, or the making by Clear Channel of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except the FCC Consent and DOJ Consent, and, if applicable, HSR Clearance.



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         6.4. FCC Licenses. Clear Channel (or one of the companies comprising
Clear Channel) is the holder of the Clear Channel FCC Licenses described on
Schedule 1.1(a) which lists all of the material Clear Channel FCC Licenses for the Clear Channel Stations. The Clear Channel FCC Licenses are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. Except as described on Schedule 1.1(a), to the actual knowledge of the station general managers of any of the Clear Channel Stations,
(i) each Clear Channel Station is operating with maximum power and facilities specified in the respective Clear Channel License, (ii) none of the Clear Channel Stations is causing objectionable interference to the transmissions of any other broadcast station or communications facility and (iii) no other broadcast station or communications facility is causing objectionable interference to the transmissions of any Clear Channel Station. There is not pending any action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any of the Clear Channel FCC Licenses (other than proceedings to amend FCC rules of general applicability), and there is not now issued or outstanding, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture against Clear Channel with respect to the Clear Channel Stations. The Clear Channel Stations are operating in compliance in all material respects with the Clear Channel FCC Licenses, the Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations and policies of the FCC.

         6.5. Taxes. Clear Channel has, in respect of the Clear Channel Stations' business, filed all foreign, federal, state, county and local income, excise, property, sales, use, franchise and other tax returns and reports which are required to have been filed by it under applicable law and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable.

         6.6. Personal Property. Schedule 1.1(b) contains a list of all material items of Clear Channel Tangible Personal Property included in the Clear Channel Station Assets. Clear Channel has title to the Clear Channel Tangible Personal Property free and clear of Liens other than Clear Channel Permitted Liens. The items of Clear Channel Tangible Personal Property listed on Schedule 1.1(b) are in all material respects in good working condition, ordinary wear and tear excepted.

         6.7. Real Property. Schedule 1.1(f) contains a description of all material real property used by Clear Channel in the operation of the Clear Channel Stations. Clear Channel has fee simple title to the owned Clear Channel Real Property ("Clear Channel Owned Real Property") free and clear of Liens other than Clear Channel Permitted Liens. Schedule 1.1(f) includes a description of each material real property lease or similar agreement included in the Clear Channel Station Assets (the "Clear Channel Real Property Leases"). The Clear Channel Owned Real Property includes, and the Clear Channel Real Property Leases provide, access to the Clear Channel Stations' facilities. To Clear Channel's knowledge, the Clear Channel Real Property is not subject to any suit for condemnation or other taking by any public authority. Except as described on
Schedule 1.1(f), to the actual knowledge of the station general managers of any of the Clear Channel Stations, none of the buildings, structures, improvements or fixtures constructed on any of the Clear Channel Owned Real Property encroach upon adjoining real property ("Clear Channel Encroachment Representation").

         6.8. Contracts. Schedule 1.1(c) contains a description of all material Clear Channel Station Contracts. Each of the Clear Channel Station Contracts (including without limitation each of the Clear Channel Real Property Leases) is in effect and is binding upon Clear Channel and, to Clear Channel's knowledge, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally). Clear Channel has performed its obligations under each of the Clear Channel Station Contracts in all material respects, and is not in material default thereunder, and to Clear Channel's knowledge, no other party to any of the Clear Channel Station Contracts is in default thereunder in any material respect.

         6.9. Environmental. Except as set forth in any environmental report delivered by Clear Channel to Exchange Party prior to the date of this Agreement and except as set forth on Schedule 1.1(f), to Clear Channel's knowledge, no hazardous or toxic substance or waste regulated under any applicable environmental, health or safety law has been generated, stored, transported or released on, in, from or to the Clear Channel Real Property included in the Clear Channel Station Assets. Except as set forth in any environmental report delivered by Clear Channel to Exchange Party prior to the date of this Agreement and except as set forth on Schedule 1.1(f), to Clear Channel's knowledge, Clear Channel has complied in all material respects with all environmental, health and safety laws applicable to the Clear Channel Stations.

         6.10. Intangible Property. Schedule 1.1(d) contains a description of the material Clear Channel Intangible Property included in the Clear Channel Station Assets. Except as set forth on Schedule 1.1(d), Clear Channel has received no notice of any claim that its use of the Clear Channel Intangible Property infringes upon any third party rights. . Except as set forth on
Schedule 1.1(d), Clear Channel owns or has the right to use the Clear Channel Intangible Property free and clear of Liens other than Clear Channel Permitted Liens.

         6.11. Compliance with Law. Clear Channel has complied in all material respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other governmental authority which are applicable to the operation of the Clear Channel Stations. There is no action, suit or proceeding pending or threatened against Clear Channel in respect of the Clear Channel Stations that will subject Exchange Party to liability or which questions the legality or propriety of the transactions contemplated by this Agreement. To Clear Channel's knowledge, there are no governmental claims or investigations pending or threatened against Clear Channel in respect of the Clear Channel Stations (except those affecting the industry generally).

         6.12. No Finder. No broker, finder or other person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Clear Channel or any party acting on Clear Channel's behalf.

         6.13. Qualification. Clear Channel is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Exchange Party Stations under the Communications Act and the rules, regulations and policies of the FCC. There are no facts that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, disqualify Clear Channel as an assignee of the Exchange Party FCC Licenses or as the owner and operator of the Exchange Party Stations. No request by Clear Channel for waiver of any FCC rule or policy is necessary for the FCC Consent to be obtained. There is no action, suit or proceeding pending or threatened against Clear Channel which could materially adversely affect Clear Channel's ability to perform its obligations hereunder.

         6.14. Financial Statements. Clear Channel has delivered to Exchange Party copies of the unaudited results of operations of the Clear Channel Stations for the twelve months ended December 31, 1999. Such financial statements (and the monthly income statements to be supplied pursuant to Section 9.1(c)) were or will be prepared in accordance with the books and records of the Clear Channel Stations and present (or will present) fairly the results of operations for the period indicated.

ARTICLE 7: REPRESENTATIONS AND WARRANTIES OF EXCHANGE PARTY

         Exchange Party makes the following representations and warranties to Clear Channel:

         7.1. Organization. Exchange Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which the Exchange Party Station Assets and the Clear Channel Station Assets are located. Exchange Party has the requisite power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Exchange Party pursuant hereto (collectively, the "Exchange Party Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

         7.2. Authorization. The execution, delivery and performance of this Agreement and the Exchange Party Ancillary Agreements by Exchange Party have been duly authorized and approved by all necessary action of Exchange Party and do not require any further authorization or consent of Exchange Party. This Agreement is, and each Exchange Party Ancillary Agreement when executed and delivered by Exchange Party and the other parties thereto will be, a legal, valid and binding agreement of Exchange Party enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         7.3. No Conflicts. Neither the execution and delivery by Exchange Party of this Agreement and the Exchange Party Ancillary Agreements or the consummation by Exchange Party of any of the transactions contemplated hereby or thereby nor compliance by Exchange Party with or fulfillment by Exchange Party of the terms, conditions and provisions hereof or thereof will: (i) conflict with any organizational documents of Exchange Party or any law, judgment, order, or decree to which Exchange Party is subject or, except as set forth on Schedule 1.3(c), any Exchange Party Station Contract; or (ii) require the approval, consent, authorization or act of, or the making by Exchange Party of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except the FCC Consent and DOJ Consent and, if applicable, HSR Clearance.

         7.4.

         7.5. FCC Licenses. Exchange Party is the holder of the Exchange Party FCC Licenses described on Schedule 1.3(a) which lists all of the material Exchange Party FCC Licenses for the Exchange Party Stations. The Exchange Party FCC Licenses are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. Except as described on
Schedule 1.3(a), to the actual knowledge of the station general managers of any of the Exchange Party Stations, (i) each Exchange Party Station is operating with maximum power and facilities specified in the respective Exchange Party License, (ii) none of the Exchange Party Stations is causing objectionable interference to the transmissions of any other broadcast station or communications facility and (iii) no other broadcast station or communications facility is causing objectionable interference to the transmissions of any Exchange Party Station. There is not pending any action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any of the Exchange Party FCC Licenses (other than proceedings to amend FCC rules of general applicability), and there is not now issued or outstanding, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture against Exchange Party with respect to the Exchange Party Stations. The Exchange Party Stations are operating in compliance in all material respects with the Exchange Party FCC Licenses, the Communications Act, and the rules, regulations and policies of the FCC.

         7.6. Taxes. Exchange Party has, in respect of the Exchange Party Stations' business, filed all foreign, federal, state, county and local income, excise, property, sales, use, franchise and other tax returns and reports which are required to have been filed by it under applicable law and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable.

         7.7. Personal Property. Schedule 1.3(b) contains a list of all material items of Exchange Party Tangible Personal Property included in the Exchange Party Station Assets. Exchange Party has title to the Exchange Party Tangible Personal Property free and clear of Liens other than Exchange Party Permitted Liens. The items of Exchange Party Tangible Personal Property listed on Schedule 1.3(b) are in all material respects in good working condition, ordinary wear and tear excepted.

         7.8. Real Property. Schedule 1.3(f) contains a description of all material real property used by Exchange Party in the operation of the Exchange Party Stations. Exchange Party has fee simple title to the owned Exchange Party Real Property ("Exchange Party Owned Real Property") free and clear of Liens other than Exchange Party Permitted Liens. Schedule 1.3(f) includes a description of each material real property lease or similar agreement included in the Exchange Party Station Assets (the "Exchange Party Real Property Leases"). The Exchange Party Owned Real Property includes, and the Exchange Party Real Property Leases provide, access to the Exchange Party Stations' facilities. To Exchange Party's knowledge, the Exchange Party Real Property is not subject to any suit for condemnation or other taking by any public authority. Except as described in Schedule 1.3(f), to the actual knowledge of the station general managers of any of the Exchange Party Stations, none of the buildings, structures, improvements or fixtures constructed on any of the Clear Channel Owned Real Property encroach upon adjoining real property ("Exchange Party Encroachment Representation").

         7.9. Contracts. Schedule 1.3(c) contains a description of all material Exchange Party Station Contracts. Each of the Exchange Party Station Contracts (including without limitation each of the Exchange Party Real Property Leases) is in effect and is binding upon Exchange Party and, to Exchange Party's knowledge, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally). Exchange Party has performed its obligations under each of the Exchange Party Station Contracts in all material respects, and is not in material default thereunder, and to Exchange Party's knowledge, no other party to any of the Exchange Party Station Contracts is in default thereunder in any material respect.

         7.10. Environmental. Except as set forth in any environmental report delivered by Exchange Party to Clear Channel prior to the date of this Agreement and except as set forth on Schedule 1.3(f), to Exchange Party's knowledge, no hazardous or toxic substance or waste regulated under any applicable environmental, health or safety law has been generated, stored, transported or released on, in, from or to the Exchange Party Real Property included in the Exchange Party Station Assets. Except as set forth in any environmental report delivered by Exchange Party to Clear Channel prior to the date of this Agreement and except as set forth on Schedule 1.3(f), to Exchange Party's knowledge, Exchange Party has complied in all material respects with all environmental, health and safety laws applicable to the Exchange Party Stations.

         7.11. Intangible Property. Schedule 1.3(d) contains a description of the material Exchange Party Intangible Property included in the Exchange Party Station Assets. Except as set forth on Schedule 1.3(d), Exchange Party has received no notice of any claim that its use of the Exchange Party Intangible Property infringes upon any third party rights. . Except as set forth on
Schedule 1.3(d), Exchange Party owns or has the right to use the Exchange Party Intangible Property free and clear of Liens other than Exchange Party Permitted Liens.

         7.12. Compliance with Law. Exchange Party has complied in all material respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other governmental authority which are applicable to the operation of the Exchange Party Stations. There is no action, suit or proceeding pending or threatened against Exchange Party in respect of the Exchange Party Stations that will subject Clear Channel to liability or which questions the legality or propriety of the transactions contemplated by this Agreement. To Exchange Party's knowledge, there are no governmental claims or investigations pending or threatened against Exchange Party in respect of the Exchange Party Stations (except those affecting the industry generally).

         7.13. No Finder. No broker, finder or other person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Exchange Party or any party acting on Exchange Party's behalf.

         7.14. Qualification. Exchange Party is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Clear Channel Stations under the Communications Act and the rules, regulations and policies of the FCC. There are no facts that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, disqualify Exchange Party as an assignee of the Clear Channel FCC Licenses or as the owner and operator of the Clear Channel Stations. No request by Exchange Party for waiver of any FCC rule or policy is necessary for the FCC Consent to be obtained. There is no action, suit or proceeding pending or threatened against Exchange Party which could materially adversely affect Exchange Party's ability to perform its obligations hereunder. Exchange Party has and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

         7.15. Financial Statements. Exchange Party has delivered to Clear Channel copies of the unaudited results of operations of the Exchange Party Stations for the twelve months ended December 31, 1999. Such financial statements (and the monthly income statements to be supplied pursuant to Section 9.2(c)) prepared in accordance with the books and records of the Exchange Party Stations and present (or will present) fairly the results of operations for the period indicated.


ARTICLE 8: ACCOUNTS RECEIVABLE

         8.1. Clear Channel Accounts Receivable. All accounts receivable arising prior to the Closing Date in connection with the operation of the Clear Channel Stations, including but not limited to accounts receivable for advertising revenues for programs and announcements performed prior to the Closing Date and other broadcast revenues for services performed prior to the Closing Date, shall remain the property of Clear Channel (the "Clear Channel Accounts Receivable") and Exchange Party shall not acquire any right or interest therein. For a period of six months from Closing (the "Collection Period"), Exchange Party shall collect the Clear Channel Accounts Receivable in the normal and ordinary course of Exchange Party's business and shall apply all such amounts collected to the debtor's oldest account receivable first. Exchange Party's obligation shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. During the Collection Period, neither Clear Channel nor its agents shall make any direct solicitation of any such account debtor for collection purposes or institute litigation for the collection of amounts due. Any amounts relating to the Clear Channel Accounts Receivable that are paid directly to Clear Channel shall be retained by Clear Channel (and it shall inform Exchange Party thereof). Within ten calendar days after the end of each month, Exchange Party shall make a payment to Clear Channel equal to the amount of all collections of Clear Channel Accounts Receivable during the preceding month. At the end of the Collection Period, any remaining Clear Channel Accounts Receivable shall be returned to Clear Channel for collection.

         8.2. Exchange Party Accounts Receivable. All accounts receivable arising prior to the Closing Date in connection with the operation of the Exchange Party Stations, including but not limited to accounts receivable for advertising revenues for programs and announcements performed prior to the Closing Date and other broadcast revenues for services performed prior to the Closing Date, shall remain the property of Exchange Party (the "Exchange Party Accounts Receivable") and Clear Channel shall not acquire any right or interest therein. During the Collection Period, Clear Channel shall collect the Exchange Party Accounts Receivable in the normal and ordinary course of Clear Channel's business and shall apply all such amounts collected to the debtor's oldest account receivable first. Clear Channel's obligation shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. During the Collection Period, neither Exchange Party nor its agents shall make any direct solicitation of any such account debtor for collection purposes or institute litigation for the collection of amounts due. Any amounts relating to the Exchange Party Accounts Receivable that are paid directly to Exchange Party shall be retained by Exchange Party (and it shall inform Clear Channel thereof). Within ten calendar days after the end of each month, Clear Channel shall make a payment to Exchange Party equal to the amount of all collections of Exchange Party Accounts Receivable during the preceding month. At the end of the Collection Period, any remaining Exchange Party Accounts Receivable shall be returned to Exchange Party for collection.

ARTICLE 9: COVENANTS

         9.1. Clear Channel's Covenants. Clear Channel covenants and agrees with respect to the Clear Channel Stations that, between the date hereof and Closing, except as permitted by this Agreement or with the prior written consent of Exchange Party, which shall not be unreasonably withheld, Clear Channel shall:

                  (1)1 operate the Clear Channel Stations in the ordinary course of business consistent with past practice, including retaining the current format and programming (including the content thereof) and spending for promotions, advertising and research at levels shown on budgets delivered to Exchange Party and in all material respects in accordance with FCC rules and regulations and with all other applicable laws, regulations, rules and orders;

                  (1)2 not, other than in the ordinary course of business in accordance with past practice, (i) sell, lease or dispose of or agree to sell, lease or dispose of any of the Clear Channel Station Assets, (ii) create, assume or permit to exist any Liens upon the Clear Channel Station Assets, except for Clear Channel Permitted Liens, (iii) amend or terminate any Clear Channel Station Contract or enter into any new contracts (except for Clear Channel Time Sales Agreements) which (x) have a term of more than one (1) year, (y) represent an obligation to Clear Channel of more than fifty thousand dollars ($50,000.00), and (z) can't be terminated by Clear Channel with no more than ninety (90) days notice, or (iv) except as provided for by the Clear Channel budgets delivered to Exchange Party, grant any increases in the compensation of its employees;

                  (1)3 furnish Exchange Party with such information relating to the Clear Channel Station Assets as Exchange Party may reasonably request (including weekly sales projections and monthly income statements), at Exchange Party's expense and provided such request does not interfere unreasonably with the business of the Clear Channel Stations, and provide Exchange Party access to the Clear Channel Stations, Station Assets and personnel upon reasonable request and notice to Clear Channel.

         9.2. Exchange Party's Covenants. Exchange Party covenants and agrees with respect to the Exchange Party Stations that, between the date hereof and Closing, except as permitted by this Agreement or with the prior written consent of Clear Channel, which shall not be unreasonably withheld, Exchange Party shall:

                  (2)1 operate the Exchange Party Stations in the ordinary course of business consistent with past practice, including retaining the current format and programming (including the content thereof) and spending for promotions, advertising and research at levels shown on budgets delivered to Clear Channel and in all material respects in accordance with FCC rules and regulations and with all other applicable laws, regulations, rules and orders;

                  (2)2 not, other than in the ordinary course of business in accordance with past practice, (i) sell, lease or dispose of or agree to sell, lease or dispose of any of the Exchange Party Station Assets, (ii) create, assume or permit to exist any Liens upon the Exchange Party Station Assets, except for Exchange Party Permitted Liens, (iii) amend or terminate any Exchange Party Station Contract or enter into any new contracts (except for Exchange Party Time Sales Agreements) which (x) have a term of more than one (1) year,
(y) represent an obligation to Exchange Party of more than fifty thousand dollars ($50,000.00), and (z) can't be terminated by Exchange Party with no more than ninety (90) days notice, or (iv) except as provided for by the Exchange Party budgets delivered to Clear Channel, grant any increases in the compensation of its employees;

                  (2)3 furnish Clear Channel with such information relating to the Exchange Party Station Assets as Clear Channel may reasonably request including weekly sales projections and monthly income statements, at Clear Channel's expense and provided such request does not interfere unreasonably with the business of the Exchange Party Stations, and provide Clear Channel access to the Exchange Party Stations, Station Assets and personnel upon reasonable request and notice to Exchange Party.

ARTICLE 10: JOINT COVENANTS

         Clear Channel and Exchange Party hereby covenant and agree that between the date hereof and Closing:

         10.1. Cooperation. Subject to express limitations contained elsewhere herein, each party (i) shall cooperate fully with one another in taking any reasonable actions (including without limitation, reasonable actions to obtain the required consent of any governmental instrumentality or any third party) necessary or helpful to accomplish the transactions contemplated by this Agreement, including but not limited to the prompt satisfaction of any condition to Closing set forth herein, and (ii) shall not take any action that conflicts with its obligations hereunder or that causes its representations and warranties to become untrue in any material respect.

         10.2. Control of Stations. Neither party shall, directly or indirectly, control, supervise or direct the operations of the other party's stations prior to Closing. Such operations, including complete control and supervision of all programs, employees and policies, shall be the sole responsibility of the FCC licensee thereof.

         10.3. Consents to Assignment. The parties shall use commercially reasonable efforts to obtain any third party consents necessary for the assignment of any Clear Channel Station Contract or Exchange Party Station Contract (which shall not require any payment to any such third party). To the extent that any such contract may not be assigned without the consent of any third party, and such consent is not obtained prior to Closing, this Agreement and any assignment executed pursuant hereto shall not constitute an assignment thereof, but to the extent permitted by law shall constitute an equitable assignment and assumption of rights and obligations thereunder, with the conveying party making available to the acquiring party the benefits thereof and the acquiring party performing the obligations thereunder on the conveying party's behalf; provided, however, the conveying party shall indemnify (pursuant to Article 15 of this Agreement) the acquiring party for Damages (as hereafter defined) as a result of the conveying party's failure to have obtained a consent to assignment with respect to any of the leases for the main transmitter sites and studio sites listed on Schedule 1.1(f) and included in Section 1.3(f) including but not limited to those listed on Schedule 1.3(f) respectively.

         10.4. Employee Matters. Clear Channel has provided, and Exchange Party shall provide within three (3) days of the execution of this Agreement to the other party a list (with name, position and base salary) of all of their respective employees employed at the Clear Channel Stations and the Exchange Party Stations and who work primarily for those stations. Exchange Party may interview and elect to hire any or all of the Clear Channel employees on the list (i) employed at the Clear Channel Stations licensed to Grand Rapids, Michigan and (ii) employed at the Clear Channel Stations licensed to Albany, New York who work primarily for those Clear Channel Stations (including without limitation any member of the sales staff who primarily sells for or represents radio station WQBJ-FM or WQBK-FM). Clear Channel may interview and elect to hire any or all of the Exchange Party employees on the list. The acquiring party is obligated to hire only those employees that are under employment contracts (and assume the obligations and liabilities under such employment contracts) which are included in the Clear Channel Station Contracts or Exchange Party Station Contracts. With respect to employees hired by the acquiring party ("Transferred Employees"), to the extent permitted by law the conveying party shall provide access to its personnel records and such other information as may be reasonably requested prior to Closing. For a period of twelve (12) months after Closing, neither party will hire, solicit or induce for hire or make any offer or attempt to hire, any of the Transferred Employees hired by the other party. Provided, however, either party may six (6) months after Closing (but not before) hire or solicit for hire any of its former employees who are not Transferred Employees. With respect to such hired employees, the conveying party shall be responsible for the payment of all compensation and accrued employee benefits payable by it until Closing and thereafter the acquiring party shall be responsible for all such obligations payable by it. The acquiring party shall cause all employees it hires to be eligible to participate in its "employee welfare benefit plans" and "employee pension benefit plans" (as defined in Section 3(1) and 3(2) of ERISA, respectively) in which similarly situated employees are generally eligible to participate; provided, however, that all such employees and their spouses and dependents shall be eligible for coverage immediately after Closing (and shall not be excluded from coverage on account of any pre-existing condition) to the extent provided under such employee welfare benefit plans. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such employee welfare benefit plans for which such employees may be eligible after Closing, the acquiring party shall ensure that service with the conveying party shall be deemed to have been service with the acquiring party. No such service credit must be granted with respect to participation or eligibility in any employee pension benefit plan. In addition, the acquiring party shall ensure that each such employee receives credit under any welfare benefit plan of the acquiring party for any deductibles or co-payments paid by such employees and dependents for the current plan year under a plan maintained by the conveying party. Notwithstanding any other provision contained herein, the acquiring party shall grant credit to each such employee for all unused sick leave accrued as of Closing as an employee of the conveying party. Notwithstanding any other provision contained herein, the acquiring party shall assume and discharge the conveying party's liabilities for the payment of all unused vacation leave accrued by such employees as of Closing. From and after the Closing, Exchange Party shall cooperate with the reasonable requests of Clear Channel to continue to withhold from the pay checks of Transferred Employees who have outstanding loan balances in Clear Channel's 401(k) Savings Plan, and Exchange Party shall remit such withheld amounts to Clear Channel in a timely fashion such that the outstanding loans do not go into default.

         10.5. 1031 Exchange. At or prior to Closing, Clear Channel may assign its rights under this Agreement (in whole or in part) to a qualified intermediary (as defined in Treasury regulation section 1.1031(k)-1(g)(4)) or similar entity or arrangement ("Qualified Intermediary"). Upon any such assignment, Clear Channel shall promptly give written notice thereof to Exchange Party and Exchange Party shall cooperate with the reasonable requests of Clear Channel and any Qualified Intermediary in connection therewith. Without limiting the generality of the foregoing, if Clear Channel gives notice of such agreement, Exchange Party shall (i) promptly provide Clear Channel with written acknowledgment of such notice and (ii) at Closing, convey all or part of the Exchange Party Station Assets and make all or part of the Cash Payment (each as designated in writing by the Qualified Intermediary) to or on behalf of the Qualified Intermediary (which payment and conveyance shall, to the extent thereof, satisfy the obligation of Exchange Party to make such conveyance and payment hereunder). Clear Channel's assignment to a Qualified Intermediary will not relieve Clear Channel of any of its duties or obligations herein. Except for the obligations of Exchange Party set forth in this Section, Exchange Party shall not have any liability or obligation to Clear Channel for the failure of such other exchange to qualify as a like kind exchange under Section 1031 of the Code unless such failure is the result of the material breach or default by Exchange Party under this Agreement.

         10.6. Trust. Notwithstanding anything in this Agreement to the contrary, Clear Channel may at it option assign this Agreement (in whole or part) and assign and transfer the Clear Channel Station Assets (in whole or in part) to a trustee to hold and operate pursuant to a trust agreement, provided such trustee assumes Clear Channel's duties and obligations hereunder with respect to the Clear Channel Station Assets held in such trust.

ARTICLE 11: CONDITIONS OF CLOSING BY CLEAR CHANNEL

         The obligations of Clear Channel hereunder are, at its option, subject to satisfaction, at or prior to Closing, of each of the following conditions:

         11.1. Representations, Warranties and Covenants. The representations and warranties of Exchange Party made in this Agreement shall be true and correct in all material respects as of the Closing Date except for changes permitted or contemplated by the terms of this Agreement, and the covenants and agreements to be complied with and performed by Exchange Party at or prior to Closing shall have been complied with or performed in all material respects. Clear Channel shall have received a certificate dated as of the Closing Date from Exchange Party, executed by an authorized officer of Exchange Party to the effect that the conditions set forth in this Section have been satisfied.

         11.2. Governmental Consents. The FCC Consent and DOJ Consent, and, if applicable, HSR Clearance, shall have been obtained, and no court or governmental order prohibiting Closing shall be in effect.

         11.3. AMFM Closing. The closing under the AMFM Agreement shall have been consummated.

ARTICLE 12: CONDITIONS OF CLOSING BY EXCHANGE PARTY

         The obligations of Exchange Party hereunder are, at its option, subject to satisfaction, at or prior to Closing, of each of the following conditions:

         12.1. Representations, Warranties and Covenants. The representations and warranties of Clear Channel made in this Agreement shall be true and correct in all material respects as of the Closing Date except for changes permitted or contemplated by the terms of this Agreement, and the covenants and agreements to be complied with and performed by Clear Channel at or prior to Closing shall have been complied with or performed in all material respects. Exchange Party shall have received a certificate dated as of the Closing Date from Clear Channel, executed by an authorized officer of Clear Channel, to the effect that the conditions set forth in this Section have been satisfied.

         12.2. Governmental Consents. The FCC Consent and DOJ Consent, and, if applicable, HSR Clearance, shall have been obtained, and no court or governmental order prohibiting Closing shall be in effect.

ARTICLE 13: EXPENSES

         13.1. Expenses. Each party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement, except that (i) all recordation, transfer and documentary taxes, fees and charges, and any excise, sales or use taxes, applicable to the transfer of the Clear Channel Station Assets and Exchange Party Station Assets shall be paid by the transferring party, (ii) all FCC filing fees shall be paid equally by Clear Channel and Exchange Party, and (iii) all HSR Act filing fees and expenses shall be paid equally by Exchange Party and Clear Channel.

ARTICLE 14: DOCUMENTS TO BE DELIVERED AT CLOSING

         14.1. Clear Channel's Documents. At Closing, Clear Channel shall deliver or cause to be delivered to Exchange Party:

         14.2.

                  (i) certified copies of resolutions authorizing its execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby;

                  (ii) the certificate described in Section 12.1;

                  (iii) such bills of sale, assignments, special warranty deeds, documents of title and other instruments of conveyance, assignment and transfer as may be necessary to convey, transfer and assign the Clear Channel Station Assets to Exchange Party, free and clear of Liens, except for Clear Channel Permitted Liens; and

                  (iv) such documents and instruments of assumption as may be necessary to assume the Exchange Party Assumed Obligations.

         14.3. Exchange Party's Documents. At Closing, Exchange Party shall deliver or cause to be delivered to Clear Channel:

                  (i) the certified copies of resolutions authorizing its execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby;

                  (ii) the certificate described in Section 11.1;

                  (iii) such bills of sale, assignments, special warranty deeds, documents of title and other instruments of conveyance, assignment and transfer as may be necessary to convey, transfer and assign the Exchange Party Station Assets to Clear Channel, free and clear of Liens, except for Exchange Party Permitted Liens;

                  (iv) such documents and instruments of assumption as may be necessary to assume the Clear Channel Assumed Obligations; and

                  (v) the Cash Payment in accordance with Section 3.1 hereof.

ARTICLE 15: SURVIVAL; INDEMNIFICATION.

         15.1. Survival. The covenants, agreements, representations and warranties in this Agreement shall survive Closing for a period of six (6) months from the Closing Date whereupon they shall expire and be of no further force or effect, except those under (i) this Article 15 that relate to Damages (defined below) for which written notice is given by the indemnified party to the indemnifying party prior to the expiration, which shall survive until resolved and (ii) Sections 2.1 and 2.3 (Assumed Obligations), 2.2 and 2.4 (Retained Obligations), 3.3 (Adjustments), 3.4 (Allocation), 8.1 and 8.2 (Accounts Receivable) and 13.1 (Expenses) (collectively, the "Payment Provisions"), and indemnification obligations with respect to such provisions, which shall survive until performed.

         15.2. Indemnification.

                  (2)1 From and after the Closing, Clear Channel shall defend, indemnify and hold harmless Exchange Party from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses ("Damages") incurred by Exchange Party arising out of or resulting from: (i) any breach or default by Clear Channel under this Agreement; (ii) the Clear Channel Retained Obligations or the business or operation of the Clear Channel Stations before Closing; or (iii) the Clear Channel Assumed Obligations or the business or operation of the Exchange Party Stations after Closing; provided, however, that for matters other than the Payment Provisions, Clear Channel shall have no liability to Exchange Party hereunder until, and only to the extent that, Exchange Party's aggregate Damages exceed $100,000, (except for Damages (x) for any Liens not in compliance with subsection (iii) of the last paragraph of 1.1 ("Clear Channel Lien Default") or (y) for breach of the Clear Channel Encroachment Representation ("Clear Channel Encroachment Default") for which Clear Channel shall have liability for all such Damages under $500,000 and in excess of $600,000) and the maximum liability of Clear Channel in all cases of indemnification hereunder shall be $7,000,000.

                  (2)2 From and after the Closing, Exchange Party shall defend, indemnify and hold harmless Clear Channel from and against any and all Damages incurred by Clear Channel arising out of or resulting from: (i) any breach or default by Exchange Party under this Agreement; (ii) the Exchange Party Retained Obligations or the business or operation of the Exchange Party Stations before Closing or (iii) the Exchange Party Assumed Obligations or the business or operation of the Clear Channel Stations after Closing; provided, however, that for matters other than the Payment Provisions and the Cash Payment, Exchange Party shall have no liability to Clear Channel hereunder until, and only to the extent that, Clear Channel's aggregate Damages exceed $100,000 (except for Damages (x) for any Liens not in compliance with subsection
(iii) of the last paragraph of 1.3 ("Exchange Party Lien Default") or (y) for breach of the Exchange Party Encroachment Representation ("Exchange Party Encroachment Default") for which the Exchange Party shall have liability for all such Damages under $500,000 and in excess of $600,000) and (ii) the maximum liability of Exchange Party in all cases of indemnification hereunder shall be $7,000,000.

         Provided, however, the parties agree that before making a claim for Damages for Clear Channel Lien Default, Clear Channel Encroachment Default, Exchange Party Lien Default or Exchange Party Encroachment Default, respectively, they both shall use their reasonable best efforts to allow the breaching party to avoid or cure any such default and Damages through the use of lease, contract or any other reasonable arrangements.

         15.3. Procedures. The indemnified party shall give prompt written notice to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (a "Claim"), but a failure to give such notice or delaying such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, except to the extent the indemnifying party's ability to remedy, contest, defend or settle with respect to such Claim is thereby prejudiced. The obligations and liabilities of the parties with respect to any Claim shall be subject to the following additional terms and conditions:

                  (3)1 The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                  (3)2 In the event that the indemnifying party shall elect not to undertake such defense or opposition, or, within twenty (20) days after written notice (which shall include sufficient description of background information explaining the basis for such Claim) of any such Claim from the indemnified party, the indemnifying party shall fail to undertake to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

                  (3)3 Anything herein to the contrary notwithstanding: (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim;
(ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim; and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

                  (3)4 All claims not disputed shall be paid by the indemnifying party within thirty (30) days after receiving notice of the Claim. "Disputed Claims" shall mean claims for Damages by an indemnified party which the indemnifying party objects to in writing within thirty (30) days after receiving notice of the Claim. In the event there is a Disputed Claim with respect to any Damages, the indemnifying party shall be required to pay the indemnified party the amount of such Damages for which the indemnifying party has, pursuant to a final determination, been found liable within ten (10) days after there is a final determination with respect to such Disputed Claim. A final determination of a Disputed Claim shall be (i) a judgment of any court determining the validity of a Disputed Claim, if no appeal is pending from such judgment and if the time to appeal therefrom has elapsed; (ii) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award and if the time within which to move to set aside such award has elapsed; (iii) a written termination of the dispute with respect to such claim signed by the parties thereto or their attorneys; (iv) a written acknowledgment of the indemnifying party that it no longer disputes the validity of such claim; or (v) such other evidence of final determination of a disputed claim as shall be acceptable to the parties. No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

ARTICLE 16: TERMINATION

         16.1. Termination. This Agreement may be terminated at any time prior to Closing as follows:

                  (1)1 by mutual written consent of Clear Channel and Exchange Party;

                  (1)2 by written notice of Clear Channel to Exchange Party if Exchange Party (i) does not satisfy the conditions or perform the obligations to be satisfied or performed by it on the Closing Date, including without limitation, the consummation of the Closing in accordance with the Agreement; or (ii) otherwise breaches in any material respect any of its representations or warranties or defaults in any material respect in the performance of any of its covenants or agreements herein contained and such breach or default is not cured within the Cure Period (defined below)

                  (1)3 by written notice of Exchange Party to Clear Channel if Clear Channel (i) does not satisfy the conditions or perform the obligations to be satisfied or performed by it on the Closing Date, including without limitation, the consummation of the Closing in accordance with the Agreement; or
(ii) otherwise breaches in any material respect any of its representations or warranties or defaults in any material respect in the performance of any of its covenants or agreements herein contained and such breach or default is not cured within the Cure Period (defined below)

                  (1)4 by written notice of either party to the other if the FCC denies the FCC Application;

                  (1)5 by written notice of Clear Channel to Exchange Party if the FCC Consent, DOJ Consent and HSR Clearance have not been obtained before the date four months after the date of this Agreement;

                  (1)6 by written notice of Clear Channel to Exchange Party or Exchange Party to Clear Channel if the Closing shall not have been consummated by March 31, 2001.

                  (1)7 by written notice of Clear Channel to Exchange Party if the AMFM Agreement is terminated or expires.

         The term "Cure Period" as used herein means a period commencing the date a party receives from the other written notice of breach or default hereunder and continuing until the earlier of (i) thirty (30) days thereafter or
(ii) the Closing Date; provided, however, that if the breach or default cannot reasonably be cured within such period but can be cured before the Closing Date, and if diligent efforts to cure promptly commence, then the Cure Period shall continue as long as such diligent efforts to cure continue, but not beyond the Closing Date. Except as set forth below, the termination of this Agreement shall not relieve any party of any liability for breach or default under this Agreement prior to the date of termination. Notwithstanding anything contained herein to the contrary, Section 13.1 shall survive any termination of this Agreement.

         16.2. Remedies. The parties recognize that if either party refuses to consummate the Closing pursuant to the provisions of this Agreement or either party otherwise breaches or defaults such that the Closing has not occurred ("Breaching Party"), monetary damages alone will not be adequate to compensate the non-breaching party ("Non-Breaching Party") for its injury. Such Non-Breaching Party shall therefore be entitled to obtain specific performance of the terms of this Agreement in lieu of, and not in addition to, any other remedies, including but not limited to monetary damages, that may be available to it; provided however, that Clear Channel may elect to recover liquidated damages in lieu of obtaining specific performance. If any action is brought by the Non-Breaching Party to enforce this Agreement, the Breaching Party shall waive the defense that there is an adequate remedy at law. In the event of a default by the Breaching Party which results in the filing of a lawsuit for damages, specific performance, or other remedy, the Non-Breaching Party shall be entitled to reimbursement by the Breaching Party of reasonable legal fees and expenses incurred by the Non-Breaching Party, provided that the Non-Breaching Party is successful in such lawsuit.

         16.3. Liquidated Damages. If Clear Channel terminates this Agreement pursuant to Section 16.1(b), then Exchange Party shall pay Clear Channel as liquidated damages an amount equal to $28,000,000; provided however, Clear Channel shall not be entitled to liquidated damages in the event Clear Channel terminates this Agreement because of a failure of a condition to be satisfied if such failure is not caused by a failure of the Exchange Party to perform the obligations to be satisfied or performed by it under this Agreement. Provided further, Clear Channel shall not be entitled to liquidated damages unless all of the Exchange Party's conditions precedent to its obligation to close as provided for in Article 12 have been satisfied and Exchange Party fails to consummate the Closing on the Closing Date and Clear Channel is not in material default or breach of any of its obligations under the Agreement and has otherwise satisfied the conditions and has performed the obligations to be satisfied or performed by it pursuant to the Agreement in all material respects. It is understood and agreed that such liquidated damages amount represents Clear Channel's and Exchange Party's reasonable estimate of actual damages and does not constitute a penalty. On the date of this Agreement, Exchange Party shall execute and deliver to Clear Channel the liquidated damages agreement attached hereto as Exhibit C.

ARTICLE 17: MISCELLANEOUS PROVISIONS

         17.1. Casualty Loss. In the event any loss or damage of the Clear Channel Station Assets or the Exchange Party Station Assets exists on the Closing Date, the parties shall consummate the Closing and assign as appropriate the proceeds of any insurance payable on account of such damage or loss.

         17.2. Further Assurances. After the Closing, each party shall from time to time, at the request of and without further cost or expense to the other, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby to exchange assets and assume obligations as contemplated by this Agreement.

         17.3. Assignment. Except as set forth in Sections 10.5 (1031 Exchange) and 10.6 (Trust), neither party may assign this Agreement without the prior written consent of the other party hereto, provided that any party may assign its right to acquire one or more of the radio stations covered by this Agreement to one or more 100% owned affiliates of such party if such assignment does not delay the governmental consents contemplated by Article 5 (or otherwise delay Closing), the representations made by it under this Agreement are true with respect to the assignee(s), and the assigning party gives the other party prior written notice thereof. No such assignment shall relieve the assigning party of any obligation or liability under this Agreement. With respect to any permitted assignment, the parties shall take all such actions as are reasonably necessary to effectuate such assignment, including but not limited to cooperating in any appropriate filings with the FCC or other governmental authorities. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto.

         17.4. Amendments. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         17.5. Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         17.6. Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Texas without giving effect to the choice of law provisions thereof.

         17.7. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when delivered by facsimile transmission, and shall be addressed as follows (or to such other address as any party may request by written notice):

if to Clear Channel:                        c/o Clear Channel Broadcasting, Inc.
                                            200 Concord Plaza, Suite 600
                                            San Antonio, Texas 78216
                                            Attention:  President
                                            Facsimile:  (210) 822-2299
with a copy (which shall not
constitute notice) to:                     Graydon, Head & Ritchey
                                           1900 Fifth Third Center
                                           511 Walnut Street
                                           Cincinnati, OH 45202
                                           Attention: John J. Kropp, Esq.
                                           Facsimile:  (513) 651-3836

if to Exchange Party:                      c/o Regent Communications, Inc.
                                           50 East River Center Blvd., Suite 180
                                           Covington, KY 41011
                                           Attention: Terry S. Jacobs
                                           Facsimile: (606) 292-0352

with a copy (which shall not
constitute notice) to:
                                           Strauss & Troy
                                           The Federal Reserve Building
                                           150 East Fourth Street
                                           Cincinnati, Ohio 45202
                                           Attention:  Alan C. Rosser, Esq.
                                           Facsimile: 513-241-8259


         17.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         17.9. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         17.10. Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         17.11. Entire Agreement. This Agreement, and any other document executed by the parties pursuant or in connection with this Agreement of even date embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. This Agreement does not supersede any confidentiality agreement relating to the Clear Channel Stations or Exchange Party Stations.




                            [SIGNATURE PAGE FOLLOWS]

                   SIGNATURE PAGE TO ASSET EXCHANGE AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


CLEAR CHANNEL:                         CLEAR CHANNEL BROADCASTING, INC.

                                       By: /s/ Jerome L. Kersting
                                          --------------------------------------
                                          Name: Jerome L. Kersting
                                               ---------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                                       CLEAR CHANNEL BROADCASTING LICENSES, INC.

                                       By: /s/ Jerome L. Kersting
                                          --------------------------------------
                                          Name: Jerome L. Kersting
                                               ---------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                                       CAPSTAR RADIO OPERATING COMPANY

                                       By: /s/ William S. Banowsky, Jr.
                                          --------------------------------------
                                          Name: William S. Banowsky, Jr.
                                               ---------------------------------
                                          Title: Executive Vice President
                                                --------------------------------

                                       CAPSTAR TX LIMITED PARTNERSHIP

                                       By: /s/ William S. Banowsky, Jr.
                                          --------------------------------------
                                          Name: William S. Banowsky, Jr.
                                               ---------------------------------
                                          Title: Executive Vice President
                                                --------------------------------

EXCHANGE PARTY:                        REGENT BROADCASTING OF VICTORVILLE, INC.

                                       By: /s/ Terry S. Jacobs
                                          --------------------------------------
                                          Name: Terry S. Jacobs
                                               ---------------------------------
                                          Title: Chairman
                                                --------------------------------

                                       REGENT LICENSEE OF VICTORVILLE, INC.

                                       By: /s/ Terry S. Jacobs
                                          --------------------------------------
                                          Name: Terry S. Jacobs
                                               ---------------------------------
                                          Title: Chairman
                                                --------------------------------

                                       REGENT BROADCASTING OF PALMDALE, INC.

                                       By: /s/ Terry S. Jacobs
                                          --------------------------------------
                                          Name: Terry S. Jacobs
                                               ---------------------------------
                                          Title: Chairman
                                                --------------------------------

                                       REGENT LICENSEE OF PALMDALE, INC.

                                       By: /s/ Terry S. Jacobs
                                          --------------------------------------
                                          Name: Terry S. Jacobs
                                               ---------------------------------
                                          Title: Chairman
                                                --------------------------------

                                       REGENT BROADCASTING OF MANSFIELD, INC.

                                       By: /s/ Terry S. Jacobs
                                          --------------------------------------
                                          Name: Terry S. Jacobs
                                               ---------------------------------
                                          Title: Chairman
                                                --------------------------------

                                       REGENT LICENSEE OF MANSFIELD, INC.

                                       By: /s/ Terry S. Jacobs
                                          --------------------------------------
                                          Name: Terry S. Jacobs
                                               ---------------------------------
                                          Title: Chairman
                                                --------------------------------

Clear Channel Schedules
-----------------------
1.1(a)    -    FCC Licenses
1.1(b)    -    Tangible Personal Property
1.1(c)    -    Station Contracts
1.1(d)    -    Intangible Property
1.1(f)    -    Real Property
1.2(h)    -    Excluded Assets

Exchange Party Schedules
------------------------
1.3(a)    -    FCC Licenses
1.3(b)    -    Tangible Personal Property
1.3(c)    -    Station Contracts
1.3(d)    -    Intangible Property
1.3(f)    -    Real Property
1.4(h)    -    Excluded Assets